EXHIBIT 10.1

EIGHTH AMENDMENT TO THE
PIONEER NATURAL RESOURCES USA, INC.
401(k) AND MATCHING PLAN
(Amended and Restated Effective as of January 1, 2013)

THIS EIGHTH AMENDMENT is made and entered into by Pioneer Natural Resources USA, Inc. (the “Company”):
WITNESSETH:
WHEREAS, the Company maintains the Pioneer Natural Resources USA, Inc. 401(k) and Matching Plan (the “Plan”);
WHEREAS, pursuant to Section 8.3 of the Plan, the Benefit Plan Design Committee (the “Committee”) of the Company maintains the authority to amend the Plan at any time; and
WHEREAS, the Committee desires to amend the Plan to change matching contributions for participants who are members of the Millwood Union.
NOW THEREFORE, the Plan is hereby amended as follows.
1.    Section 3.2(d)(ii) of the Plan is hereby replaced in its entirety as follows:
(ii)    Millwood Union. A Matching Contribution equal to 50% of the first 6% of Pre-Tax Contributions and Pre-Tax Contributions designated as Roth Contributions made by the Employer on such Participant’s behalf during such pay period which are not in excess of 3% of such Participant’s Basic Compensation for such pay period. Effective January 1, 2018, a Matching Contribution equal to 100% of the first 6% of Pre-Tax Contributions and Pre-Tax Contributions designated as Roth Contributions made by the Employer on such Participant’s behalf during such pay period which are not in excess of 6% of such Participant’s Basic Compensation for such pay period.
NOW, THEREFORE, be it further provided that except as provided above, the Plan shall continue to read in its current state.
IN WITNESS WHEREOF, the Company has executed this Eighth Amendment this 28th day of August, 2017 to be effective as specified above.

PIONEER NATURAL RESOURCES USA, INC.
By:	/s/ Teresa A. Fairbrook
Name:	Teresa A. Fairbook
Title:	Vice President and Chief Human
Resources Officer